Manas Petroleum Corporation announces corporate name change to MNP Petroleum Corporation

BAAR, SWITZERLAND, January 14, 2014 Manas Petroleum Corporation (“Manas” or the “Company”) (TSXV: MNP; OTCQB: MNAP) is pleased to announce that the Company filed a certificate of amendment with the Nevada Secretary of State to change its corporate name from “Manas Petroleum Corporation” to “MNP Petroleum Corporation”, to be effective January 20, 2014.

The name change is expected to become effective with the TSX Venture Exchange at the opening for trading on January 20, 2014 and become effective with the OTC Markets at the opening for trading on January 21, 2014. The Company’s stock symbols (TSXV: MNP for common stock and MNP.WT for warrants; OTCQB: MNAP) are expected to remain the same.

The Company’s CUSIP numbers are expected to be changed as follows:

COMMON SHARES	55315B 109

WARRANTS	55315B 117
MATURITY:	05/06/2014

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information please contact:

Peter-Mark Vogel
Chief Financial Officer, Treasurer and Secretary
Manas Petroleum Corp.
Bahnofstr. 9, P.O. Box 155
CH-6341 Baar, Switzerland
Phone: +41 44 718 1030
Fax: +41 44 718 1039
Email: info@manaspete.com
Web: www.manaspete.com

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include statements that the name change is expected to become effective with the TSX Venture Exchange at the opening for trading on January 20, 2014 and become effective with the OTC Markets at the opening for trading on January 21, 2014; the Company’s stock symbols (TSXV: MNP for common stock and MNP.WT for warrants; OTCQB: MNAP) are expected to remain the same; and the Company’s CUSIP numbers are expected to be changed. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of Manas' business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risk of unexpected delays relating to the name change with the OTC Markets and the TSX Venture Exchange and the risks described in Manas’ periodic disclosure documents filed on SEDAR and EDGAR, copies of which are also available on the company's website at www.manaspetroleum.com. Any of these risks could cause Manas' or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and Canada, Manas does not intend to update any of the forward-looking statements to conform these statements to actual results.